Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, Christopher Mellia, President of KKR Asset-Based Income Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 7, 2025	/s/ Christopher Mellia
Christopher Mellia, President
(principal executive officer)

I, Thomas Murphy, Chief Financial Officer, Chief Accounting Officer and Treasurer of KKR Asset-Based Income Fund (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 7, 2025	/s/ Thomas Murphy
Thomas Murphy, Chief Financial Officer, Chief
Accounting Officer and Treasurer
(principal financial officer)